LOAN AGREEMENT

This Loan Agreement (the “Loan Agreement”) is entered into between TERAFORCE TECHNOLOGY CORPORATION, a Delaware corporation (“Borrower” or “TERA”), and DON B. CARMICHAEL (“Lender”):

1. Credit Facility. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the “Loan Documents”), Lender hereby agrees to provide to Borrower the credit facility described below (the “Credit Facility”):

(a) Convertible Note. Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the "Convertible Note”) which shall be evidenced by a promissory note. Borrower understands and agrees that Borrower shall repay the entire outstanding principal amount on the Convertible Note, together with all accrued and unpaid interest theron.

2. Collateral. As collateral and security for the indebtedness evidenced by the Convertible Note the Lender shall enter into an Inter-creditor Agreement with the individuals that provide limited guaranties of the Borrowers’ $2,750,000 revolving credit agreement with Encore Bank dated March  , 2005 (the “Encore Guarantors”). Such agreement will provide that claims of the Lender related to this agreement shall be pari passu with those of the Encore Guarantors and that the Lender will share in any collateral or security interests accruing to the Encore Guarantors.

3. Conversion Rights and Warrants.

(a) Warrants. As an inducement to enter into this Agreement, TERA agrees to issue to the Lender warrants to purchase an aggregate of 5,000,000 shares of TERA’s common stock, par value $0.01 (the “Common Stock”) at an exercise price per share of $0.10, the form of which is attached as Exhibit A (the “Warrants”).

(b) Conversion Rights. As long as the Loan is outstanding Lender shall have the right to convert any or all of the amount of the Loan plus accrued interest then outstanding into a number of shares of Common Stock equal to amount of the Loan to be converted divided by $0.20.

(c) Registration Rights. The TERA further agrees to grant the registration rights to register the resale of the shares of Common Stock to be issued pursuant to the Conversion Rights and the Warrants and the in accordance with the Registration Rights Agreement attached hereto as Exhibit B(the “Registration Rights Agreement”).

(d) Subsequent Financings. Should TERA, at any time while the Convertible Note is outstanding, issue Common Stock at a price per share less than $0.133, or issue warrants or convertible securities that provide for an exercise or conversion price of less than $0.133 per share, then the conversion rate in Sections 4(b) and the Warrant exercise price in Section 4(a) above shall be reduced to such amount and the exercise price of the warrants shall be reduced to such amount, provided such amount is less than the conversion rate or exercise price than in effect         .

4. Representations and Warranties of Lender. Lender represents and warrants to TERA that he has full power and authority to execute and deliver this Agreement and the Related Documents, and that this Agreement and Related Documents are valid, binding and enforceable in accordance with their terms as they relate to the Lender, except as may be limited by bankruptcy and insolvency laws, and similar laws affecting creditors rights generally and by general principals of equity. Lender represents and warrants that he (a) has such knowledge and experience in financial and business matters that Lender is capable of evaluating the merits and risks of his or her investment and has the financial ability to assume the monetary risk associated therewith; (b) is able to bear the complete loss of his or her investment; (c) has received such documents and information from the TERA as such Lender has requested and has had the opportunity to ask questions of, and receive answers from, the TERA and the terms and conditions of the offering of the Warrants and the Common Stock to be issued pursuant to the Conversion Rights and the Warrants and to obtain additional information; (d) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act; and (e) is not relying upon any statements or instruments made or issued by any person other than the TERA in making a decision to invest in the Shares.

5. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender as follows:

(a) Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and all other states where it is doing business, is authorized to do business in the State of Texas and has all requisite power and authority to execute and deliver the Loan Documents.

(b) Binding Obligations. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by Bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c) No Consent. The execution, delivery and performance of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of its articles of incorporation, bylaws or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

(d) Financial Condition. Each financial statement of Borrower supplied to the Lender truly discloses and fairly presents Borrower’s financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to Lender.

(e) Litigation. There are no actions, suits, arbitrations, mediations or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

(f) Taxes; Governmental Charges. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

6. Affirmative Covenants. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Lender shall otherwise consent in writing:

(a) Accounts and Records and Information. Maintain its books and records in accordance with generally accepted accounting principles. Borrower shall execute such other and further documents and information as Lender may request.

(b) Right of Inspection. Permit Lender to examine, audit and make and take away copies or reproductions of Borrower’s books and records, at all reasonable times, and the right to examine and photocopy all such materials.

(c) Right to Additional Information. Furnish Lender with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may request from time to time.

(d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower and its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

(e) Taxes. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

(f) Insurance. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker’s compensation, business interruption and other insurance deemed necessary or otherwise required by Lender.

(g) Notice of Indebtedness. Promptly inform Lender of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

(h) Notice of Litigation. Promptly after the commencement thereof, notify Lender of all actions, suits, arbitrations and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties.

(i) Notice of Material Adverse Change. Promptly inform Lender of (i) any and all material adverse changes in Borrower’s financial condition, and (ii) all claims made against Borrower which could materially affect the financial condition of Borrower.

(j) Additional Documentation. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Lender may request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

7. Negative Covenants. Until (i) the Convertible Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Lender:

(a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.

(b) Liquidations, Mergers, Consolidations. Liquidate, merge or consolidate with or into any other entity.

(c) Sale of Assets. Sell, transfer or otherwise dispose of any of its assets or properties, other than in the ordinary course of business.

(d) Liens. Create or incur any lien or encumbrance on any of its assets, other than (i) liens and security interests securing indebtedness owing to Lender, (ii) liens for taxes, assessments or similar charges that are (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, and (iii) liens and security interests existing as of the date hereof which have been disclosed to and approved by Lender in writing.

(e) Indebtedness. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Lender, and (ii) borrowings outstanding on the date hereof and disclosed in writing to Lender.

(f) Change in Management. Permit a change in the senior management of Borrower.

(g) Loans. Make any loans to any person or entity.

(h) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term “Affiliate” means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

8. Reporting Requirements. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will, unless Lender shall otherwise consent in writing, furnish to Lender:

(a) Interim Financial Statements. As soon as available, and in any event within forty-five(45) days after the end of each fiscal quarter year-end of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal quarter, all in form and substance and in detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by the chief financial officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied.

(b) Annual Financial Statements. Upon the request of Lender, Borrower shall promptly furnish (and in all events within 30 days of such request) a fiscal year-end financial statement of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal year, all in form and substance and in detail satisfactory to Lender.

(c) Guarantor’s Financial Statements. Upon the request of Lender, each Guarantor shall promptly furnish (and in all events within 30 days of such request) a current financial statement (including a balance sheet, cash flow statement and statement of contingent liabilities) of such Guarantor.

(d) Compliance Certificate. Upon the request of Lender , a certificate signed by the chief financial officer of Borrower stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial covenants set forth in this Loan Agreement.

(g) Tax Returns. Upon the request of Lender (and in all events within 30 days of such request), copies of Borrower’s and each Guarantor’s filed federal income tax returns.

9. Events of Default. Each of the following shall constitute an “Event of Default” under this Loan Agreement:

(a) The failure, refusal or neglect of Borrower to pay when due any part of the principal of, or interest on, the Note or any other indebtedness or obligations owing to Lender by Borrower from time to time.

(b) The failure of Borrower to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents.

(c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Lender and Borrower.

(d) Any representation contained herein or in any of the other Loan Documents made by Borrower is false or misleading in any material respect.

(e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower to any third party under any agreement or understanding.

(f) If Borrower: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party.

(g) The liquidation, dissolution, merger or consolidation of Borrower.

(h) The entry of any judgment against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in excess of $50,000 , if undischarged, unbonded or undismissed to the satisfaction of Lender within thirty (30) days after such entry.

(i) If an officer of the Borrower or the Guarantor is convicted of a felony or crime involving moral turpitude.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

10. Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Lender by Borrower at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, (b) Lender may, at its option, cease further advances under any of the Note and (c) Lender may enforce all rights and remedies under the Loan Documents. All rights and remedies of Lender set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

11. Rights Cumulative. All rights of Lender under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Lender under any and all other agreements between Borrower and Lender (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

12. Waiver. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

13. Benefits. This Loan Agreement shall be binding upon and inure to the benefit of Lender and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

14. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

15. Construction. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Lender’s address set forth on the first page hereof is located.

16. Invalid Provisions. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

17. Expenses. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Lender’s rights upon the occurrence of Event of Default.

18. Conflicts. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

19. Counterparts. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

20. Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Loan Agreement, if this document or any document executed in connection with it is transmitted by facsimile machine, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

21. Legal Tender. All sums payable under this Agreement must be paid in lawful money of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts. If the date for any payment due hereunder falls on a Saturday, Sunday or legal holiday for commercial banks under applicable law, then such payment shall be due on the next succeeding business day. In the event payments under this Agreement are required to be made on the 29th, 30th, or 31st day of the month and such date does not exist in the applicable month, the payment shall be due on the last business day of such month. Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Lender and handled in collection in the customary manner, but the same shall not constitute payment hereunder nor diminish any rights of Lender except to the extent that actual cash proceeds of such instrument are unconditionally received by Lender.

22. Independent Counsel. By his execution below, Borrower acknowledges that he has had the right to have independent legal counsel of his own choosing review this Agreement prior to its execution

23. Partial Invalidity. In the event that any clause or provisions of this Agreement or any document or instrument contemplated by this Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining portions or provisions of this Agreement.

24. Time. Time is of the essence in connection with all of the obligations imposed under this Agreement.

25. BORROWER AND GUARANTORS VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN, THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed this the 9th day of March, 2005.

BORROWER:

TERAFORCE TECHNOLOGY CORPORATION,
a Delaware corporation

By: /s/ Robert P. Capps Name: Robert P. Capps

Title:Executive Vice President
LENDER:

DON B. CARMICHAEL

s/s Don B. Carmichael